EXHIBIT 18(a)

              MULTIPLE CLASS PLAN - TACTICAL ASSET ALLOCATION FUND

     The Flex-Partners Trust (the "Trust") will offer two classes of shares of the Tactical Asset Allocation Fund (the "Fund"): Class A Shares (with a sliding scale initial sales charge as shown in the Fund's Prospectus) and Class C Shares (with a contingent deferred sales charge ("CDSC") of 1.50% on shares redeemed within eighteen months of purchase and 0.75% on shares redeemed more than eighteen months after purchase and less than twenty-four months after purchase).

     CLASS A SHARES. The maximum sales charge for Class A Shares of the Fund is 4.00% of the offering price. The sales charge declines to 1.00% for purchases of $1 million or more. For all Class A Shares, dividends and capital gains are reinvested at net asset value. As provided in a plan adopted pursuant to Rule 12b-1 under the Investment Company Act (the "Rule 12b-1 Plan"), the Class A Shares of the Fund pay the distributor of the shares of the Fund (the "Distributor") distribution fees of .25% of average daily net assets per annum, a portion of which the Distributor retains and the remainder of which is paid to the broker-dealers selling the Class A Shares; and service fees of .25% of average daily net assets per annum, 100% of which are allocated to National Association of Securities Dealers ("NASD") member firms for continuous personal service by such members to investors in the Fund.

     CLASS C SHARES. The Class C Shares of the Fund are sold without the imposition of an initial sales charge, but they are subject to a CDSC of 1.50% of the net asset value of shares redeemed within eighteen months of purchase and 0.75% on shares redeemed more than eighteen months after purchase and less than twenty-four months after purchase, which is payable to the Distributor. No CDSC is imposed on Class C Shares redeemed thereafter, or on appreciation in value of shares or shares acquired through reinvestment. Under the Rule 12b-1 Plan for


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Class C Shares, the Distributor is paid a distribution fee of .75% per annum of average daily net assets of Class C Shares and a service fee of .25% per annum of average daily net assets. Broker-dealers selling Class C Shares are paid by the Distributor a portion of the distribution fee and all of the service fee as shown in the Fund's Prospectus. After a specified period, certain Class C Shares will convert to Class A Shares as described in the Fund's Prospectus and Statement of Additional Information.

     As noted above, the Fund will offer Class A and C Shares. Furthermore, each share of the Fund will represent an equal pro rata interest in the Fund, regardless of class, and will be identical in all respects, except for: (1) the amount and type of fees permitted by Rule 12b-1 distribution plans and the terms of service agreements, if applicable; (2) voting rights on matters concerning Rule 12b-1 Plans; (3) exchange privileges; (4) any expenses which the Board of Trustees of the Trust (the "Board") determines should be allocated or charged on a class basis ("Differential Expenses"), which are limited to (a) transfer agency fees as identified by the transfer agent as attributable to a specific class, (b) printing and postage expenses related to preparing and distributing class specific material such as shareholder reports, prospectuses and proxies to current shareholders, (c) Blue Sky and Securities and Exchange Commission (the "Commission") registration fees incurred by a class of shares, (d) the expenses of administrative personnel and services as required to support the shareholders of a specific class, if any, (e) litigation or other legal expenses relating solely to a specific class of shares, (f) trustees' fees incurred as a result of issues relating to one class of shares and (g) other expenses that are subsequently identified and determined to be properly allocated to one class of shares which shall be approved by the Commission pursuant to an amended order,
(5) the designation of such classes; and (6) any conversion feature applicable to a class of shares (sometimes (1), (2), (3), (4), (5) and (6) are referred to herein as the "Class Dissimilarities"). Other than as noted above, the classes would be identical in all respects.

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     NET ASSET VALUE. All expenses incurred by the Fund will be allocated among the various classes of shares based upon the net assets of the Fund attributable to each class, except that shares of a particular class will bear the Differential Expenses incurred by such class. Consequently, the net income of, and the dividends payable with respect to, each particular class would generally differ from the net income of, and the dividends payable with respect to, the other classes of shares of the Fund. Therefore, the net asset value per share of the classes will differ at times. Expenses of the Fund allocated to a class of shares will be borne on a pro rata basis by each outstanding share of that class.

     MAINTENANCE OF RECORDS. The Fund will maintain the records of calculations of net asset value, dividend and distributions, expenses and allocation of income and expenses in connection with the classes of shares of the Fund for a period of not less than six years, the first two in an easily accessible place. As provided herein, such calculations will be available for inspection by the staff of the Commission during this period of time.

     RULE 12B-1 PLANS. As discussed above, payments from the Rule 12b-1 Plans for the Class A and C Shares will be used primarily to compensate the Distributor for expenses it incurs in promoting and distributing shares of the Fund. Such fees may be reallocated to broker-dealers for their distribution efforts as described above.

     The Distributor will furnish the Board with quarterly reports detailing amounts expended by the Distributor (for the quarter and on a cumulative basis) as sales commissions, related financing costs and, to the extent relevant, other appropriate distribution expenses, including possible allocations of the Distributor's general overhead costs (the "Statements"), to enable the Board to fulfill their responsibilities pursuant to paragraph (d) of Rule 12b-1 under the Investment Company Act, and to make findings required by paragraph (e) of Rule 12b-1. The Statements will also include service and distribution fees and CDSC payments received by the Distributor (for the quarter and on a cumulative basis). The Statements will comply with the requirements of paragraph (b)(3)(ii) of Rule 12b-1.

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     In their analysis of the reasonableness of the advisory fees and the Rule
12b-1 distribution fees under Section 36(b) of the Investment Company Act, the Board, when considering adoption or continuation of the Rule 12b-1 Plans, will be mindful of the fact that the advisory fee is borne in common by all shares, but that each of the classes bears separate distribution fees. Consequently, in connection with the Board's annual consideration of the appropriateness of the continuation of such Plans, only distribution services and expenditures attributable to the sale of a particular class of shares will be presented to the Board to support the service and distribution fee charged to the class. Given the fact that the method of allocating direct and indirect distribution expenses is largely predetermined, the Trust does not believe that any conflicts of interest will result from an investor owning one class of shares rather than another.

     Account executives or sales personnel selling shares of the Fund will be compensated differently for selling different classes of shares. Because the amount of compensation an account executive or salesperson receives will vary from case to case depending on breakpoints, the length of time that client accounts are maintained, and other factors, the Trust, R. Meeder & Associates, Inc. (the "Adviser") and the Distributor believe that it is not possible to generalize as to which class will provide the account executive or salesperson with the highest level of compensation. The Prospectus of the Fund will describe the services rendered and compensation paid under the Rule 12b-1 Plans and the fees payable by the Fund. The Prospectus will disclose all material information concerning the different classes of shares in a manner that would enable an investor to make an informed and comparative analysis of the different classes of shares, and facilitate the making of an investment decision that would be the most advantageous to a given investor.

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     EXCHANGE PRIVILEGES. Class A Shares of the Fund will be exchangeable only for Class A Shares of any other series fund of the Trust or shares of The Flex-funds Money Market Fund, a single class money market fund managed by the Adviser. Class C Shares will be exchangeable only for Class C Shares of any other series fund of the Trust. The applicable exchange privileges will be in compliance with Rule 11a-3 under the Investment Company Act and will be set forth in the Fund's prospectus.

     CONDITIONS. Each of the following conditions are required by this Plan:

1. Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical in all respects, except as set forth below. The only differences among the various classes of shares of the Fund will relate solely to: (a) the designation of each class of shares of the Fund; (b) expenses assessed to a class as a result of a rule 12b-1 plan providing for a distribution fee or a service fee; (c) different Differential Expenses for each class of shares, which are limited to: (i) transfer agency fees as identified by the transfer agent as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders; (iii) Blue Sky registration fees incurred by a class of shares; (iv) Commission registration fees incurred by a class of shares; (v) the expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses relating solely to one class of shares; and (vii) Trustees' fees incurred as a result of issues relating to one class of shares; (d) the fact that the classes will vote separately with respect to the Fund's Rule 12b-1

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     distribution plan, and if applicable, any shareholder servicing plan, except as provided in condition 11 below; (e) different exchange privileges; and (f) any conversion feature applicable to a class of shares. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Commission.

2. The initial determination of the Differential Expenses that will be allocated to a particular class and any subsequent changes thereto will be reviewed and approved by a vote of Trustees, including a majority of the independent Trustees. Any person authorized to direct the allocation and disposition of monies paid or payable by the Trust to meet Differential Expenses shall provide to the Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purpose for which the expenditures were made.

3. On an ongoing basis, the Trustees, pursuant to their fiduciary responsibilities under the Investment Company Act and otherwise, will monitor each Fund for the existence of any material conflicts among the interests of the various classes of shares. The Trustees, including a majority of the independent Trustees, will take such action as is reasonably necessary to eliminate any conflicts that may develop. The Adviser and the Distributor will be responsible for reporting any potential or existing conflicts to the Trustees. If a conflict arises, the Adviser and the Distributor at their own costs will remedy the conflict up to and including establishing a new registered management investment company.

4. The Trustees will receive quarterly and annual Statements concerning distribution and shareholder servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the Statements, only expenditures properly attributable to the sale or servicing of one class of shares will be used to support any distribution or servicing fee charged to shareholders of that class of shares. Expenditures not related to the sale or servicing of a specific class of

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     shares will not be presented to the Trustees to justify any fees charged to that class of shares. The Statements, including the allocations upon which they are based, will be subject to the review and approval of the independent trustees in the exercise of their fiduciary duties.

5. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount, except that each particular Class will bear exclusively its own Differential Expenses and costs and distribution fees associated with any Rule 12b-1 plan relating to a particular class.

6. The Trust, Adviser and Distributor have adequate facilities in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares and the proper allocation of expenses among the classes of shares.

7. The prospectus of the Fund will include a statement to the effect that a salesperson and any other person entitled to receive any compensation for selling or servicing Fund shares may receive different compensation with respect to one particular class of shares over another in the Fund.

8. The Distributor will adopt compliance standards as to when shares of a particular class may appropriately be sold to particular investors. The Trust, Adviser and Distributor will require all persons selling shares of the Fund to agree to conform to these standards.

9. A Fund will disclose the respective expenses and performance data applicable to each class of shares in every shareholder report. The shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the Fund as a whole generally and not on a per class basis. A Fund's per share data, however, will be prepared on a per class basis with respect to the classes of shares of the Fund. The information provided by the Trust, Adviser and Distributor for publication in any newspaper or similar listing of the Fund's net asset values and public offering prices will present each class of shares separately.

10. Any class of shares with a conversion feature ("Purchase Class") will convert into another class of shares ("Target Class") on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee, or other charge. The expenses, including payments authorized under a Rule 12b-1 plan, of the Target Class shall not be higher than the expenses, including payments authorized under a Rule 12b-1 plan, for the Purchase Class.

11. If the amount of expenses, including payments authorized under a Rule 12b-1 plan, for the Target Class is increased materially without approval of the shareholders of the Purchase Class, existing Purchase Class shares will stop converting into Target Class shares unless the Purchase Class shareholders, voting separately as a class, approve the proposal. The Trustees shall take such action as is necessary to ensure that existing Purchase Class shares are exchanged or converted into a new class of shares ("New Target Class"), identical in all material respects to Target Class as it existed prior to implementation of the proposal, no later than the date such shares previously were scheduled to convert into Target Class. If deemed advisable by the Trustees to implement the foregoing, such action may include the exchange of all existing Purchase Class shares for a new class ("New Purchase Class"), identical to existing Purchase Class shares in all material respects except that New Purchase Class will convert into New Target Class shares. Exchanges or conversions described in this condition shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation. In accordance with

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     condition 3, any additional cost associated with the creation, exchange, or conversion of New Target Class shares or New Purchase Class shares shall be borne solely by the Adviser and the Distributor. Purchase Class shares sold after the implementation of the proposal may convert into Target Class shares subject to the higher maximum payment, provided that the material features of the Target Class plan and the relationship of such plan to the Purchase Class shares are disclosed in an effective registration statement.

                                 EXHIBIT 18(b)

                  MULTIPLE CLASS PLAN - THE UTILITY GROWTH FUND

     The Flex-Partners Trust (the "Trust") will offer two classes of shares of the Utility Growth Fund (the "Fund"): Class A Shares (with a sliding scale initial sales charge as shown in the Fund's Prospectus) and Class C Shares (with a contingent deferred sales charge ("CDSC") of 1.50% on shares redeemed within eighteen months of purchase and 0.75% on shares redeemed more than eighteen months after purchase and less than twenty-four months after purchase).

     CLASS A SHARES. The maximum sales charge for Class A Shares of the Fund is 4.00% of the offering price. The sales charge declines to 1.00% for purchases of $1 million or more. For all Class A Shares, dividends and capital gains are reinvested at net asset value. As provided in a plan adopted pursuant to Rule 12b-1 under the Investment Company Act (the "Rule 12b-1 Plan"), the Class A Shares of the Fund pay the distributor of the shares of the Fund (the "Distributor") distribution fees of .25% of average daily net assets per annum, a portion of which the Distributor retains and the remainder of which is paid to the broker-dealers selling the Class A Shares; and service fees of .25% of average daily net assets per annum, 100% of which are allocated to National Association of Securities Dealers ("NASD") member firms for continuous personal service by such members to investors in the Fund.

     CLASS C SHARES. The Class C Shares of the Fund are sold without the imposition of an initial sales charge, but they are subject to a CDSC of 1.50% of the net asset value of shares redeemed within eighteen months of purchase and 0.75% on shares redeemed more than eighteen months after purchase and less than twenty-four months after purchase, which is payable to the Distributor. No CDSC is imposed on Class C Shares redeemed thereafter, or on appreciation in value of shares or shares acquired through reinvestment. Under the Rule 12b-1 Plan for Class C Shares, the Distributor is paid a distribution fee of .75% per annum of average daily net assets of Class C Shares and a service fee of .25% per annum of average daily net assets. Broker-dealers selling Class C Shares are paid by the Distributor a portion of the distribution fee and all of the service fee as shown in the Fund's Prospectus. After a specified period, certain Class C Shares will convert to Class A Shares as described in the Fund's Prospectus and Statement of Additional Information.

     As noted above, the Fund will offer Class A and C Shares. Furthermore, each share of the Fund will represent an equal pro rata interest in the Fund, regardless of class, and will be identical in all respects, except for: (1) the amount and type of fees permitted by Rule 12b-1 distribution plans and the terms of service agreements, if applicable; (2) voting rights on matters concerning Rule 12b-1 Plans; (3) exchange privileges; (4) any expenses which the Board of Trustees of the Trust (the "Board") determines should be allocated or charged on a class basis ("Differential Expenses"), which are limited to (a) transfer agency fees as identified by the transfer agent as attributable to a specific class, (b) printing and postage expenses related to preparing and distributing class specific material such as shareholder reports, prospectuses and proxies to current shareholders, (c) Blue Sky and Securities and Exchange Commission (the "Commission") registration fees incurred by a class of shares, (d) the expenses of administrative personnel and services as required to support the shareholders of a specific class, if any, (e) litigation or other legal expenses relating solely to a specific class of shares, (f) trustees' fees incurred as a result of issues relating to one class of shares and (g) other expenses that are subsequently identified and determined to be properly allocated to one class of shares which shall be approved by the Commission pursuant to an amended order,
(5) the designation of such classes; and (6) any conversion feature applicable to a class of shares (sometimes (1), (2), (3), (4), (5) and (6) are referred to herein as the "Class Dissimilarities"). Other than as noted above, the classes would be identical in all respects.

     NET ASSET VALUE. All expenses incurred by the Fund will be allocated among the various classes of shares based upon the net assets of the Fund attributable to each class, except that shares of a particular class will bear the Differential Expenses incurred by such class. Consequently, the net income of, and the dividends payable with respect to, each particular class would generally differ from the net income of, and the dividends payable with respect to, the other classes of shares of the Fund. Therefore, the net asset value per share of the classes will differ at times. Expenses of the Fund allocated to a class of shares will be borne on a pro rata basis by each outstanding share of that class.

     MAINTENANCE OF RECORDS. The Fund will maintain the records of calculations of net asset value, dividend and distributions, expenses and allocation of income and expenses in connection with the classes of shares of the Fund for a period of not less than six years, the first two in an easily accessible place. As provided herein, such calculations will be available for inspection by the staff of the Commission during this period of time.

     RULE 12B-1 PLANS. As discussed above, payments from the Rule 12b-1 Plans for the Class A and C Shares will be used primarily to compensate the Distributor for expenses it incurs in promoting and distributing shares of the Fund. Such fees may be reallocated to broker-dealers for their distribution efforts as described above.

     The Distributor will furnish the Board with quarterly reports detailing amounts expended by the Distributor (for the quarter and on a cumulative basis) as sales commissions, related financing costs and, to the extent relevant, other appropriate distribution expenses, including possible allocations of the Distributor's general overhead costs (the "Statements"), to enable the Board to fulfill their responsibilities pursuant to paragraph (d) of Rule 12b-1 under the Investment Company Act, and to make findings required by paragraph (e) of Rule 12b-1. The Statements will also include service and distribution fees and CDSC payments received by the Distributor (for the quarter and on a cumulative basis). The Statements will comply with the requirements of paragraph (b)(3)(ii) of Rule 12b-1.

     In their analysis of the reasonableness of the advisory fees and the Rule 12b-1 distribution fees under Section 36(b) of the Investment Company Act, the Board, when considering adoption or continuation of the Rule 12b-1 Plans, will be mindful of the fact that the advisory fee is borne in common by all shares, but that each of the classes bears separate distribution fees. Consequently, in connection with the Board's annual consideration of the appropriateness of the continuation of such Plans, only distribution services and expenditures attributable to the sale of a particular class of shares will be presented to the Board to support the service and distribution fee charged to the class. Given the fact that the method of allocating direct and indirect distribution expenses is largely predetermined, the Trust does not believe that any conflicts of interest will result from an investor owning one class of shares rather than another.

     Account executives or sales personnel selling shares of the Fund will be compensated differently for selling different classes of shares. Because the amount of compensation an account executive or salesperson receives will vary from case to case depending on breakpoints, the length of time that client accounts are maintained, and other factors, the Trust, R. Meeder & Associates, Inc. (the "Adviser") and the Distributor believe that it is not possible to generalize as to which class will provide the account executive or salesperson with the highest level of compensation. The prospectus of the Fund will describe the services rendered and compensation paid under the Rule 12b-1 Plans and the fees payable by the Fund. The prospectus will disclose all material information concerning the different classes of shares in a manner that would enable an investor to make an informed and comparative analysis of the different classes of shares, and facilitate the making of an investment decision that would be the most advantageous to a given investor.

     EXCHANGE PRIVILEGES. Class A Shares of the Fund will be exchangeable only for Class A Shares of any other series fund of the Trust or shares of The Flex-funds Money Market Fund, a single class money market fund managed by the Adviser. Class C Shares will be exchangeable only for Class C Shares of any other series fund of the Trust. The applicable exchange privileges will be in compliance with Rule 11a-3 under the Investment Company Act and will be set forth in the Fund's prospectus.

     CONDITIONS. Each of the following conditions are required by this Plan:

     1. Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical in all respects, except as set forth below. The only differences among the various classes of shares of the Fund will relate solely to: (a) the designation of each class of shares of the Fund; (b) expenses assessed to a class as a result of a rule 12b-1 plan providing for a distribution fee or a service fee; (c) different Differential Expenses for each class of shares, which are limited to: (i) transfer agency fees as identified by the transfer agent as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders; (iii) Blue Sky registration fees incurred by a class of shares; (iv) Commission registration fees incurred by a class of shares; (v) the expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses relating solely to one class of shares; and (vii) Trustees' fees incurred as a result of issues relating to one class of shares; (d) the fact that the classes will vote separately with respect to the Fund's Rule 12b-1 distribution plan, and if applicable, any shareholder servicing plan, except as provided in condition 12 below; (e) different exchange privileges; and
          (f) any conversion feature applicable to a class of shares. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Commission.

     2. The initial determination of the Differential Expenses that will be allocated to a particular class and any subsequent changes thereto will be reviewed and approved by a vote of Trustees, including a majority of the independent Trustees. Any person authorized to direct the allocation and disposition of monies paid or payable by the Trust to meet Differential Expenses shall provide to the Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purpose for which the expenditures were made.

     3. On an ongoing basis, the Trustees, pursuant to their fiduciary responsibilities under the Investment Company Act and otherwise, will monitor each Fund for the existence of any material conflicts among the interests of the various classes of shares. The Trustees, including a majority of the independent Trustees, will take such action as is reasonably necessary to eliminate any conflicts that may develop. The Adviser and the Distributor will be responsible for reporting any potential or existing conflicts to the Trustees. If a conflict arises, the Adviser and the Distributor at their own costs will remedy the conflict up to and including establishing a new registered management investment company.

     4. The Trustees will receive quarterly and annual Statements concerning distribution and shareholder servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the Statements, only expenditures properly attributable to the sale or servicing of one class of shares will be used to support any distribution or servicing fee charged to shareholders of that class of shares. Expenditures not related to the sale or servicing of a specific class of shares will not be presented to the Trustees to justify any fees charged to that class of shares. The Statements, including the allocations upon which they are based, will be subject to the review and approval of the independent trustees in the exercise of their fiduciary duties.

     5. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount, except that each particular Class will bear exclusively its own Differential Expenses and costs and distribution fees associated with any Rule 12b-1 plan relating to a particular class.

     6. The Trust, Adviser and Distributor have adequate facilities in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares and the proper allocation of expenses among the classes of shares.

     7. The prospectus of the Fund will include a statement to the effect that a salesperson and any other person entitled to receive any compensation for selling or servicing Fund shares may receive different compensation with respect to one particular class of shares over another in the Fund.

     8. The Distributor will adopt compliance standards as to when shares of a particular class may appropriately be sold to particular investors. The Trust, Adviser and Distributor will require all persons selling shares of the Fund to agree to conform to these standards.

     9. A Fund will disclose the respective expenses and performance data applicable to each class of shares in every shareholder report. The shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the

          Fund as a whole generally and not on a per class basis. A Fund's per share data, however, will be prepared on a per class basis with respect to the classes of shares of the Fund. The information provided by the Trust, Adviser and Distributor for publication in any newspaper or similar listing of the Fund's net asset values and public offering prices will present each class of shares separately.

     10. Any class of shares with a conversion feature ("Purchase Class") will convert into another class of shares ("Target Class") on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee, or other charge. The expenses, including payments authorized under a Rule 12b-1 plan, of the Target Class shall not be higher than the expenses, including payments authorized under a Rule 12b-1 plan, for the Purchase Class.

     11. If the amount of expenses, including payments authorized under a Rule 12b-1 plan, for the Target Class is increased materially without approval of the shareholders of the Purchase Class, existing Purchase Class shares will stop converting into Target Class shares. The Trustees shall take such action as is necessary to ensure that existing Purchase Class shares are exchanged or converted into a new class of shares ("New Target Class"), identical in all material respects to Target Class as it existed prior to implementation of the proposal, no later than the date such shares previously were scheduled to convert into Target Class. If deemed advisable by the Trustees to implement the foregoing, such action may include the exchange of all existing Purchase Class shares for a new class ("New Purchase Class"), identical to existing Purchase Class shares in all material respects except that New Purchase Class will convert into New Target Class shares. Exchanges or conversions described in this condition shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation. In accordance with condition 3, any additional cost associated with the creation, exchange, or conversion of New Target Class shares or New Purchase Class shares shall be borne solely by the Adviser and the Distributor. Purchase Class shares sold after the implementation of the proposal may convert into Target Class shares subject to the higher maximum payment, provided that the material features of the Target Class plan and the relationship of such plan to the Purchase Class shares are disclosed in an effective registration statement.



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